CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 51 to the registration statement on Form N-1A (File No. 2-27664) ("Registration Statement") of our report dated September 14, 1999, relating to the financial statements and financial highlights appearing in the July 31, 1999 Annual Report of Putnam Vista Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/ Pricewaterhousecoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
November 26, 2001


CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees
Putnam Vista Fund:

We consent to the use of our report dated August 31, 2001, incorporated in this Registration Statement by reference, to the Putnam Vista Fund and to the references to our firm under the captions "Financial
Highlights" in the prospectuses and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                            /s/ KPMG LLP

Boston, Massachusetts
November 26, 2001